SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 19, 2015

USA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-33365	23‑2679963
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Deerfield Lane, Suite 140
Malvern, Pennsylvania 19355
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 610-989-0340

n/a
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On August 19, 2015, USA Technologies, Inc. (the “Company”), and Avidbank Corporate Finance, a division of Avidbank (the “Bank”), entered into a Fourteenth Amendment (the "Fourteenth Amendment”) to the Loan and Security Agreement dated as of June 21, 2012, as amended (collectively, the “Loan Agreement”).

The Loan Agreement provides for a secured asset-based revolving line of credit facility (the “Line of Credit”) of up to $7.0 million. The Fourteenth Amendment, among other things, extends the maturity date of the Line of Credit from August 17, 2015 until August 17, 2017, specifies the minimum Adjusted EBITDA (as defined in the Loan Agreement) that the Company must achieve during each quarter of the Company’s fiscal year ending June 30, 2016, and provides that the minimum Adjusted EBITDA that the Company must achieve for quarters subsequent to June 30, 2016 shall be in such amounts as may be mutually agreed upon by the Bank and the Company.

SIGNATURES

Pursuant to the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA TECHNOLOGIES, INC.

Dated: August 25, 2015	By:	/s/ Stephen P. Herbert Stephen P. Herbert, Chairman and Chief Executive Officer